Exhibit 10.3
Prepared By/Return To:
Jones Day
3161 Michelson Drive, Suite 800
Irvine, CA 92612
Attn: Cori Capizzi
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND
FIXTURE FILING
(Legacy Town Center)

by

KBSIII LEGACY TOWN CENTER, LLC,
a Delaware limited liability company,
as Grantor,

to

PRLAP, INC., a Texas corporation,
as Trustee,

for the benefit of

BANK OF AMERICA, N.A.,
a national banking association,
as Beneficiary, in its capacity as administrative agent for the Lenders identified below

(This document serves as a Fixture Filing under Section 9.502 of the Texas Business and Commerce Code)

Grantor’s Organizational Identification Number is: DE 5092307
Property Commonly Known As: 6900 and 7160 N. Dallas Parkway, and 5801 Tennyson Parkway
City/County: Plano, County of Collin
State: Texas

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
(Legacy Town Center)
This Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing is made as of the 3rd day of November, 2017, by KBSIII LEGACY TOWN CENTER, LLC, a Delaware limited liability company (herein referred to as “Grantor”), whose address is c/o KBS Capital Advisors LLC, 800 Newport Center Drive, Suite 700, Newport Beach, California 92660, Attention: Gio Cordoves and Todd Smith, to PRLAP, Inc., a Texas corporation (“Trustee”), whose address is P.O. Box 2240, Brea, California 92822, for the benefit of Bank of America, N.A., a national banking association, whose address is 520 Newport Center Drive, Suite 1100, Newport Beach, California 92660, as beneficiary, in its capacity as administrative agent (“Administrative Agent”) for the lenders (each, a “Lender” and collectively, “Lenders”) from time to time party to that certain Loan Agreement of even date herewith, as amended (the “Loan Agreement”) among Borrower (as defined below), Lenders and Administrative Agent.
Recitals
Grantor has requested that Lenders make the Loan (as hereinafter defined) to Borrower (as hereinafter defined). As a condition precedent to making the Loan, Lenders have required that Grantor execute and deliver this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to Trustee and Administrative Agent.
Grants and Agreements
Now, therefore, in order to induce Lenders to make the Loan to Borrower, Grantor agrees as follows:
Article I
Definitions.
As used in this Deed of Trust, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:
“Accessories” means all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies and other articles of personal property, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Grantor, which are now or hereafter attached to or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land.
“Accounts” means all accounts of Grantor, within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.
“Administrative Agent” means Bank of America, N.A., a national banking association, in its capacity as administrative agent for Lenders or any successor administrative agent.
“Beneficiary” means Administrative Agent and its successors and assigns, in its capacity as administrative agent for the Lenders.
“Borrower” means individually and collectively, Grantor, KBSIII 60 South Sixth Street, LLC, a Delaware limited liability company, KBSIII Sterling Plaza, LLC, a Delaware limited liability company, KBSIII One Washingtonian, LLC, a Delaware limited liability company, KBSIII Towers At Emeryville, LLC, a Delaware limited liability company, KBSIII Ten Almaden, LLC, a Delaware limited liability company, KBSIII Preston Commons, LLC, a Delaware limited liability company, and KBSIII 500 West Madison, LLC, a Delaware limited liability company.
“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.
“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.
“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, hereafter executed by Grantor.
“Deed of Trust” means this Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Deed of Trust.
“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.
“Encumbrance” means any Lien, easement, right of way, roadway (public or private), condominium regime, cooperative housing regime, condition, covenant or restriction (including any covenants, conditions or restrictions in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.
“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith executed by Grantor in favor of Administrative Agent pertaining to the Property, as the same may from time to time be extended, amended, restated or otherwise modified. The Environmental Agreement is one of the Loan Documents, but this Deed of Trust does not secure the obligations of Grantor under the Environmental Agreement.
“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.
“Expenses” means all fees, charges, costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary or Trustee in making, funding, administering or modifying the Loan, in negotiating or entering into any “workout” of the Loan, or in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including reasonable attorneys’ fees actually incurred, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.
“Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.
“Guarantor” means KBS REIT Properties III, LLC, a Delaware limited liability company, and its successors and assigns.
“Guaranty” means the Guaranty Agreement of even date herewith executed by Guarantor for the benefit of Administrative Agent, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Improvements” means all buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.
“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the real property described in Exhibit A attached hereto and made a part hereof.
“Law” or “Laws” mean all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.
“Leases” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.
“Lender” means each Lender from time to time party to the Loan Agreement.
“Letter of Credit” means any letter of credit issued by Beneficiary for the account of Grantor or its nominee in connection with the development of the Land or the construction of the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof.
“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, judgment, lien or charge of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
“Loan” means the loan from Lenders to Borrower, the repayment obligations in connection with which are evidenced by the Notes.
“Loan Agreement” means the Loan Agreement of even date herewith among Borrower, Administrative Agent and Lenders which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Loan Documents” means this Deed of Trust, the Notes, the Guaranty, the Environmental Agreement, the Loan Agreement, any Swap Contract, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Borrower, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
“Note” or “Notes” mean (i) one or more promissory notes made by Borrower and payable to the order of each of the Lenders in the aggregate face principal amount of One Billion Ten Million and No/100 Dollars ($1,010,000,000.00), and each bearing interest as provided in the Loan Agreement, and (ii) all other promissory notes given in substitution thereof or in modification, supplement, increase, renewal or extension thereof, in whole or in part, whether one or more, as any or all of such promissory notes may from time to time be renewed, extended, supplemented, increased or modified. Additionally, the Notes provide that the principal balance evidenced thereby shall bear interest at a floating rate of interest subject to change from time to time.
“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of Section 9.8 of this Deed of Trust.
“Obligations” means all present and future debts, obligations and liabilities of Borrower to Beneficiary and/or Lenders and/or Trustee arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Notes or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Notes; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Deed of Trust or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Borrower under any Swap Contract; (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Grantor is required to perform, observe or comply with pursuant to this Deed of Trust or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust. Additionally, “Obligations” means such additional amounts as Administrative Agent or Lenders may from time to time advance pursuant to the terms and conditions of this Deed of Trust and not met by Grantor, with respect to an obligation secured by a lien or encumbrance prior to the lien of this Deed of Trust or for the protection of the lien of this Deed of Trust, together with interest thereon.
“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Beneficiary and insuring Beneficiary’s interest in the Property which are acceptable to Beneficiary as of the date hereof, (b) the Liens and interests of this Deed of Trust, and (c) any other Encumbrance disclosed to Beneficiary in any commitment for title insurance delivered to Beneficiary or otherwise disclosed in writing to Beneficiary that Beneficiary shall expressly approve in writing in its sole and absolute discretion.
“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, a trust, an unincorporated association, any Governmental Authority or any other entity.
“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Grantor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Deed of Trust, and neither Beneficiary nor Lenders shall have any responsibility for the performance of Grantor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Grantor’s rights and interests under all Swap Contracts, including all rights to the payment of money from Beneficiary under any Swap Contract and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Swap Contract; (f) all insurance policies held by Grantor with respect to the Property or Grantor’s operation thereof; and (g) all money, instruments and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Grantor with Beneficiary related to the Property, including any such deposit account from which Grantor may from time to time authorize Beneficiary to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing.
“Proceeds,” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.
“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Grantor’s right, title and interest in and to all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments.
“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.
“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights-of-way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements, rights of way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Grantor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Grantor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Refinancing Commitment” means any commitment from or other agreement with any Person providing for the financing of the Property, some or all of the proceeds of which are intended to be used for the repayment of all or a portion of the Loan.
“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property.
“State” means the state in which the Land is located.
“Swap Contract” means any agreement, whether or not in writing, relating to any Swap Transaction, including, unless the context otherwise clearly requires, any form of master agreement (the “Master Agreement”) published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into on or any time after the date hereof, between Swap Counterparty and Borrower, together with any related schedule and confirmation, as amended, supplemented, superseded or replaced from time to time.
“Swap Counterparty” means a Lender or an Affiliate of a Lender, in its capacity as counterparty under any Swap Contract.
“Swap Transaction” means any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, collar transaction, floor transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into the foregoing) or any combination of the foregoing, entered into prior to, on or anytime after the date hereof between Swap Counterparty and Borrower so long as a writing, such as a Swap Contract, evidences the parties’ intent that such obligations shall be secured by this Deed of Trust in connection with the Loan.
“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.
“Trustee” means the Trustee identified in the introductory paragraph of this Deed of Trust or its successor in trust who may be acting under and pursuant to this Deed of Trust from time to time.

Article II
Granting Clauses; Condition of Grant.
Section 2.1    Conveyances and Security Interests.
In order to secure the prompt payment and performance of the Obligations, Grantor (a) hereby irrevocably and unconditionally grants, bargains, sells and conveys the Real Property unto Trustee, with power of sale and right of entry and possession, all estate, right, title and interest that Grantor now has or may later acquire in and to the Real Property, to have and to hold the Real Property unto Trustee in fee simple forever; provided that Grantor may retain possession of the Real Property until the occurrence of an Event of Default; (b) grants to Beneficiary, for the ratable benefit of Lenders, a security interest in the Personalty; (c) assigns to Beneficiary, and grants to Beneficiary, for the ratable benefit of Lenders, a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Beneficiary, and grants to Beneficiary, for the ratable benefit of Lenders, a security interest in, all of Grantor’s right, title and interest in, but not any of Grantor’s obligations or liabilities under, all Design and Construction Documents, all Contracts of Sale and all Refinancing Commitments. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Swap Contract which provide that the interest rate on one or more of the Obligations may vary from time to time.
Section 2.2    Assignment of Leases and Rents.
As additional security for the making of the Loan by Lenders to Borrower and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor assigns the Leases and Rents to Beneficiary, for the ratable benefit of Lenders. Upon the occurrence, and during the continuance, of a Default hereunder, Beneficiary shall have the right, power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall to the fullest extent permitted by applicable Law be sufficient action by Beneficiary to entitle Beneficiary to immediate and direct payment of the Rents (including delivery to Beneficiary of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided in this Deed of Trust. Provided no Event of Default has occurred and is continuing, Grantor agrees to collect all Rents and to use the Rents for the payment of the cost of operating and maintaining the Property and for the payment of the other Obligations before using the Rents for any other purpose. The powers, rights and remedies granted in this paragraph shall be in addition to (i) the other remedies herein provided for upon the occurrence, and during the continuance, of an Event of Default and may be exercised independently of or concurrently with any of said remedies, and (ii) the powers, rights and remedies afforded an “Assignee” under and as defined in Chapter 64 of the Texas Property Code.
Section 2.3    Security Agreement, Fixture Filing and Financing Statement.
This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from Grantor to Beneficiary, for the ratable benefit of Lenders, under the Uniform Commercial Code of the State. In addition to all of its other rights under this Deed of Trust and otherwise, Beneficiary shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real estate records of each county where any part of the Property (including such fixtures) is situated. This Deed of Trust shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Grantor and Beneficiary are set forth in the opening paragraph of this Deed of Trust. A carbon, photographic or other reproduction of this Deed of Trust or any other financing statement relating to this Deed of Trust shall be sufficient as a financing statement for any of the purposes referred to in this Section. Grantor hereby irrevocably authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Beneficiary to establish or maintain the validity, perfection and priority of the security interests granted in this Deed of Trust. The foregoing authorization includes Grantor’s irrevocable authorization for Beneficiary at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.
Section 2.4    Release of Deed of Trust and Termination of Assignments and Financing Statements.
If and when Borrower has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Beneficiary, without the joinder of Trustee, will promptly provide a release of the Property from the lien of this Deed of Trust and termination statements for filed financing statements, if any, to Grantor. Grantor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.
Article III
Representations and Warranties.
Grantor makes the following representations and warranties to Beneficiary and each of the Lenders:
Section 3.1    Title to Real Property.
To Grantor’s knowledge and belief, Grantor (a) owns fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. To Grantor’s knowledge and belief, Grantor has the right and authority to convey the Real Property and does hereby convey the Real Property in accordance with the terms of this Deed of Trust with general warranty. To Grantor’s knowledge and belief, the Real Property is subject to no Encumbrances other than the Permitted Encumbrances and Taxes, not yet delinquent.

Section 3.2    Title to Other Property.
To Grantor’s knowledge and belief, Grantor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. To Grantor’s knowledge and belief, none of the Leases, Rents, Design and Construction Documents, Contracts of Sale or Refinancing Commitments are subject to any Encumbrance other than the Permitted Encumbrances.
Section 3.3    Property Assessments.
The fee portion of the Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that such fee portion of the Real Property is not subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.
Section 3.4    Independence of the Real Property.
Except as disclosed in the underlying documents referenced in the title commitment relating to the Property delivered to Administrative Agent in connection with the making of the Loan, no buildings or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and, to Grantor’s knowledge and belief, none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. To Grantor’s knowledge and belief, the Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.
Section 3.5    Existing Improvements.
To Grantor’s knowledge and belief, the existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.
Section 3.6    Leases and Tenants.
To Grantor’s knowledge and belief, and except as expressly disclosed to Administrative Agent in writing, the Leases are valid and are in full force and effect, and Grantor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, and except as expressly disclosed to Administrative Agent in writing, Grantor has not accepted any Rents more than thirty (30) days in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Grantor has title to and the right to assign the Leases and Rents to Beneficiary, and no other assignment of the Leases or Rents has been granted. To the best of Grantor’s knowledge and belief and except as disclosed to Administrative Agent in writing, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV
Affirmative Covenants.
Section 4.1    Obligations.
Grantor agrees to promptly pay and perform all of the Obligations in accordance with the terms of the Loan Documents, time being of the essence in each case.
Section 4.2    Property Assessments; Documentary Taxes.
Grantor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Beneficiary, upon written demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Except as may be permitted pursuant to the provisions of Section 4.3 below, Grantor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Deed of Trust or any of the other Loan Documents.
Section 4.3    Permitted Contests.
Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Beneficiary, any Lenders nor Trustee is subjected to any Claim as a result of such contest, and (d) Grantor provides assurances satisfactory to Beneficiary (including the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary, each Lender and Trustee harmless against all Claims in connection therewith. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4    Compliance with Laws.
Grantor will comply with and not knowingly violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.
Section 4.5    Maintenance and Repair of the Property.
Grantor, at Grantor’s sole expense, will (a) keep and maintain Improvements and Accessories in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.
Section 4.6    Additions to Security.
All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to Trustee and/or Beneficiary such further documents as may be reasonably required by the terms of the Loan Agreement and the other Loan Documents.
Section 4.7    Subrogation; Vendor's/Purchase Money Lien.
To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary or any Lender whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary or any Lender to pay or discharge any Lien. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Property, no vendor's or purchase money lien is waived; and Beneficiary for the ratable benefit of Lenders shall have, and is hereby granted, a vendor's or purchase money lien on the Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Deed of Trust or under the vendor's or purchase money lien without waiving the other or may foreclose under both.
Section 4.8    Leases.
(a)    Except as expressly permitted in the Loan Agreement, Grantor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Beneficiary as provided under the terms of the Loan Agreement.
(b)    Neither Trustee, Beneficiary nor any Lender shall be obligated to perform or discharge any obligation of Grantor under any Lease. The assignment of Leases provided for in this Deed of Trust in no manner places on Beneficiary, any Lender or Trustee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c)    No approval of any Lease by Beneficiary shall be for any purpose other than to protect Beneficiary’s security and to preserve Beneficiary’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.
Article V
Negative Covenants.
Section 5.1    Encumbrances.
Except as expressly permitted in this Deed of Trust, Grantor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Grantor will promptly discharge the same by payment or filing a bond or otherwise as permitted by Law. So long as Beneficiary’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Beneficiary in its sole and absolute discretion, Grantor shall have the right to contest in good faith any Claim, Lien or Encumbrance (and shall not be deemed in default hereunder), provided that Grantor does so diligently and without prejudice to Beneficiary or delay in completing construction of the Improvements. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property.
Section 5.2    Transfer of the Property.
With the exception of Permitted Transfers (as defined in the Loan Agreement), Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories and other Transfers expressly permitted in this Deed of Trust).
Section 5.3    Removal, Demolition or Alteration of Accessories and Improvements.
Except to the extent permitted by the following sentence, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Beneficiary and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Accessories as from time to time become worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Accessories are replaced with other Accessories which are free from Liens other than Permitted Encumbrances and have a value at least equal to that of the replaced Accessories (and by such removal and replacement Grantor shall be deemed to have subjected such Accessories to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without the imposition of any premium pursuant to the Note, such Accessories are sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan. Notwithstanding the foregoing, nothing herein shall limit Grantor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Beneficiary or otherwise existing as of the date of this Deed of Trust), tenant improvements ongoing as of the date hereof, or any capital improvements to the Property.

Section 5.4    Additional Improvements.
Grantor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Beneficiary and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed. Grantor will complete and pay for, prior to delinquency, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right-of-way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land. Notwithstanding the foregoing, nothing herein shall limit Grantor’s right to undertake any tenant improvements for tenants under their Leases (approved or deemed approved by Beneficiary), or any capital improvements to the Property.
Section 5.5    Restrictive Covenants, Zoning, etc.
Without the prior written consent of Beneficiary and the Required Lenders, which consent shall not be unreasonably withheld, conditioned or delayed, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Except as expressly permitted in this Deed of Trust, Grantor (a) will promptly perform and observe, and use commercially reasonable efforts to cause to be performed and observed, all of the terms and conditions of all agreements affecting the Property, and (b) will do or cause to be done all things reasonably necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.
Article VI
Events of Default.
The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Deed of Trust:
Section 6.1    Payment Obligations.
Borrower fails to pay any of the Obligations within five (5) business days after same becomes due, whether on the scheduled due date or upon acceleration, maturity or otherwise.
Section 6.2    Transfers.
Grantor fails to comply with the provisions of Section 5.2 above.
Section 6.3    Other Obligations.
Grantor fails to promptly perform or comply with any of the Obligations set forth in this Deed of Trust (other than those expressly described in other Sections of this Article VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Grantor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.
Section 6.4    Event of Default Under Other Loan Documents.
An Event of Default (as defined therein) occurs under the Notes or the Loan Agreement, or Borrower or Guarantor fails to promptly pay, perform, observe or comply with any obligation or agreement contained in any of the other Loan Documents (within any applicable grace or cure period) and in accordance with the terms of the applicable Loan Documents, or if no such grace or cure period is specified, such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Grantor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Grantor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Beneficiary.
Section 6.5    Default Under Other Lien Documents.
A default occurs (and is not cured within any applicable notice and/or cure period) under any other mortgage, deed of trust or security agreement covering the Property, including any Permitted Encumbrances.
Section 6.6    Execution; Attachment.
Any execution or attachment is levied against any of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.
Article VII
Rights and Remedies.
Upon the happening, and during the continuance of any Event of Default, Beneficiary, or Trustee at the direction of Beneficiary, shall have the right, in addition to any other rights or remedies available to Beneficiary under any of the Loan Documents or applicable Law, to exercise any one or more of the following rights, powers or remedies:
Section 7.1    Acceleration.
Beneficiary may accelerate all Obligations under the Loan Documents whereupon such Obligations shall become immediately due and payable, without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby waived by Grantor).
Section 7.2    Appraisal; Inspection.
Following the occurrence, and during the continuance, of an Event of Default, Beneficiary may pay such sums as may be necessary to obtain a current appraisal of the Real Property and/or other Property, to inspect and test the Real Property and/or other Property, to pay any tax, assessment, insurance premium, lien, encumbrance or other charge against the Property, to obtain a title report and/or Trustee’s sale guaranty, all such expenditures to be paid by Grantor on demand and added to the Obligations.
Section 7.3    Foreclosure; Power of Sale.
Upon the occurrence, and during the continuance, of an Event of Default, Trustee is authorized and empowered and it shall be his special duty at the request of Beneficiary to sell the Property or any part thereof situated in the State of Texas, at the courthouse of any county (whether or not the counties in which the Property is located are contiguous, if the Property is located in more than one county) in the State of Texas in which any part of the Property is situated, at public venue to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust, after having given notice of such sale in accordance with such statutes. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request. To the extent permitted by applicable Law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by Law. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Obligations and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. Trustee may, after any request or direction by Beneficiary, sell not only the real property but also the Personalty and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any of the Personalty. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers with general warranty of title of Grantor, subject to the Permitted Encumbrances (and to such leases and other matters, if any, as Trustee may elect upon request of Beneficiary), and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Property has been duly sold and all Obligations has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of holder, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Obligations or as to the occurrence of any default, or as to Beneficiary's having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by holder or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.
Section 7.4    Judicial Action.
Beneficiary shall have the right from time to time to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any of the other Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure or an action for specific performance, for a Default or Event of Default existing at the time such earlier action was commenced.
Section 7.5    Collection of Rents.
Beneficiary may, but shall not be obligated to perform any or all obligations of the landlord under any or all of the Leases, and Beneficiary may, but shall not be obligated to, exercise and enforce any or all of Grantor’s rights under the Leases. Without limitation to the generality of the foregoing, Beneficiary may, upon the occurrence, and during the continuance, of an Event of Default, notify the tenants under the Leases that all Rents are to be paid to Beneficiary, and following such notice all Rents shall be paid directly to Beneficiary and not to Grantor or any other Person other than as directed by Beneficiary, it being understood that a demand by Beneficiary on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Beneficiary without the necessity of further consent by Grantor. Grantor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Beneficiary instead of to Grantor, upon receipt of written notice from Beneficiary, without the necessity of any inquiry of Grantor and without the necessity of determining the existence or non-existence of an Event of Default. Grantor hereby appoints Beneficiary as Grantor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Grantor’s name or in Beneficiary’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Beneficiary; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Beneficiary may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Grantor shall pay, on demand, to Beneficiary, the amount of any deficiency between (i) the Rents received by Beneficiary, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.
Section 7.6    Taking Possession or Control of the Property.
Upon the occurrence, and during the continuance, of an Event of Default, as a matter of right without bond and without regard to the adequacy of the security, and to the extent permitted by Law without notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership may be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver and agrees that such receiver shall have all of the rights and powers granted to Beneficiary pursuant to Section 7.5. In addition, upon the occurrence, and during the continuance, of an Event of Default to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.
Section 7.7    Management of the Property.
Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.6, Beneficiary, Trustee or the receiver, as the case may be, may, at its sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, and (c) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name or in the name of Grantor (the costs of completing such Improvements shall be Expenses secured by this Deed of Trust and shall accrue interest as provided in the Loan Agreement and the other Loan Documents). Beneficiary, Trustee or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for gross negligence or willful misconduct. The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.
Section 7.8    Uniform Commercial Code.
Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Grantor shall assemble all of the Accessories and make the same available within the Improvements. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Deed of Trust at least ten (10) days before any sale or other disposition of the Personalty. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. It shall be deemed commercially reasonable for the Trustee and/or Beneficiary to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.
Section 7.9    Application of Proceeds.
Unless otherwise required by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article VII and any other proceeds received by Beneficiary from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Beneficiary may elect.
Section 7.10    Other Remedies.
Beneficiary shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Grantor provided under the Loan Documents or by applicable Laws.
Article VIII
Trustee.
Section 8.1    Liability of Trustee.
Trustee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Loan Documents or the description, value or status of title to the Property. Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by Trustee to be genuine and to have been signed by the party or parties purporting to sign the same. Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of Law or fact, nor for anything which Trustee may do or refrain from doing in good faith, nor generally shall Trustee have any accountability hereunder except for willful misconduct or gross negligence. WITHOUT LIMITATION, THE FOREGOING LIMITATIONS OF LIABILITY SHALL APPLY TO TRUSTEE WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF TRUSTEE. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO TRUSTEE TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TRUSTEE. The powers and duties of Trustee hereunder may be exercised through such attorneys, agents or servants as Trustee may in good faith and reasonably appoint, and Trustee shall have no liability or responsibility for any act, failure to act, negligence or willful conduct of such attorney, agent or servant, so long as the selection was made with reasonable care. In addition, Trustee may consult with legal counsel selected by Trustee, and Trustee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. To the extent permitted by applicable Laws, Trustee may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although Trustee has been, may now be or may hereafter be, an attorney, officer, agent or employee of Beneficiary, in respect of any matter or business whatsoever. Trustee, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by Trustee hereunder except upon the demand of Beneficiary.
Section 8.2    Indemnification of Trustee.
Grantor agrees to indemnify Trustee and to hold Trustee harmless from and against any and all Claims and Expenses directly or indirectly arising out of or resulting from any transaction, act, omission, event or circumstance in any way connected with the Property or the Loan, including but not limited to any Claim arising out of or resulting from any assertion or allegation that Trustee is liable for any act or omission of Grantor or any other Person in connection with the ownership, development, financing, operation or sale of the Property; provided, however, that Grantor shall not be obligated to indemnify Trustee with respect to any Claim arising solely from the gross negligence or willful misconduct of Trustee or Beneficiary. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO TRUSTEE WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE (WHETHER SOLE, COMPARATIVE OR CONTRIBUTORY) OR STRICT LIABILITY OF TRUSTEE. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO TRUSTEE TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TRUSTEE. The agreements and indemnifications contained in this Section shall apply to Claims arising both before and after the repayment of the Loan and shall survive the repayment of the Loan, any foreclosure or deed, conveyance or assignment in lieu thereof and any other action by Trustee to enforce the rights and remedies of Beneficiary or Trustee hereunder or under the other Loan Documents.
Section 8.3    Substitution of Trustee; Multiple Trustees.
The Trustee may resign by an instrument in writing addressed to Beneficiary. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, without any other formality than appointment and designation in writing by Beneficiary. The power of appointment of a successor Trustee may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. The Trustee so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of its predecessor in the trust hereunder with like effect as if originally named as Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, it shall be construed to mean each Person appointed as Trustee for the time being, whether original or successor in trust. All title, estate, rights, powers, trusts and duties granted to Trustee shall be in each Person appointed as

Trustee so that any action hereunder by any Person appointed as Trustee shall for all purposes be deemed to be, and as effective as, the action of all Trustees.
Article IX
Miscellaneous.
Section 9.1    Rights, Powers and Remedies Cumulative.
This Deed of Trust is a deed of trust and mortgage, and each right, power and remedy of Beneficiary or Trustee as provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or Trustee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or Trustee of any or all such other rights, powers or remedies. In the event a foreclosure hereunder shall be commenced by Trustee, Beneficiary may at any time before the sale of the Property direct Trustee to abandon the sale, and may then institute suit for the collection of the Note and/or any other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, to sell the Property in accordance with the provisions of this Deed of Trust.
Section 9.2    No Waiver by Beneficiary or Trustee.
No course of dealing or conduct by or among Beneficiary, Trustee and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Loan Documents. No failure or delay by Beneficiary or Trustee to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary or Trustee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, neither Beneficiary nor Trustee shall be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary’s extending the time of payment or modifying the terms of this Deed of Trust or any of the other Loan Documents without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Loan Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Loan Documents in such order and manner as Beneficiary may elect in its sole discretion.
Section 9.3    Waivers and Agreements Regarding Remedies.
To the fullest extent Grantor may do so, Grantor hereby:
(a)    to the full extent permitted by Law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption, and to the full extent permitted by Law, waives the benefits of all present and future valuation, appraisement, homestead, exemption, stay, extension or redemption, right to notice of election to accelerate the Obligations, and moratorium laws under any state or federal law;
(b)    waives all rights to a marshalling of the assets of Grantor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;
(c)    waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and
(d)    waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.
Section 9.4    Successors and Assigns.
All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns and to the successors in trust of Trustee.

Section 9.5    No Warranty by Beneficiary or Trustee.
By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary or Trustee pursuant to this Deed of Trust or any of the other Loan Documents, Beneficiary and Trustee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary or Trustee.
Section 9.6    Amendments.
This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.
Section 9.7    Severability.
In the event any one or more of the provisions of this Deed of Trust or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Deed of Trust or any of the other Loan Documents, then and in either of those events, at the option of Beneficiary, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
Section 9.8    Notices.
All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Deed of Trust (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Deed of Trust or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.
Section 9.9    Joint and Several Liability.
If Grantor consists of two (2) or more Persons, the term “Grantor” shall also refer to all Persons signing this Deed of Trust as Grantor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Trustee or Beneficiary may release, compromise, modify or settle with any of Grantor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Grantor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Grantor.
Section 9.10    Rules of Construction.
The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Deed of Trust are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. Any reference to a Property street address(es) is for administrative and reference purposes only. In the event of any conflict between a Property street address(es) listed herein and Exhibit A attached hereto, the legal description set forth on Exhibit A shall control. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.
This Deed of Trust constitutes a "construction mortgage" as defined in Section 9.334 of the Uniform Commercial Code of the State - to the extent that it secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the Land.
Section 9.11    Governing Law; Usury.
This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State. It is the intent of Grantor and Beneficiary and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury Law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable, or received under this Deed of Trust, or otherwise, exceed the maximum nonusurious amount permitted by applicable Law (the “Maximum Amount”). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. Beneficiary shall ever receive anything of value which is characterized as interest under applicable Law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Obligations in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Note or any other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term “applicable Law” shall mean the Laws of the State where the Property is located or where the Obligations are payable, or the federal Laws of the United States applicable to this transaction, whichever Laws allow the greatest interest, as such Laws now exist or may be changed or amended or come into effect in the future.
Section 9.12    Entire Agreement.
The Loan Documents constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Beneficiary to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.
THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9.13    Limited Recourse Provision.
Beneficiary shall have no recourse against, nor shall there be any personal liability to, the members of Grantor, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Grantor with respect to the obligations of Grantor and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect Grantor’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty, or Beneficiary’s right to exercise any rights or remedies against any collateral securing the Loan.

Article X
Non-Borrower Grantor.
Section 10.1    Definition. As used in this Article X, “Third Party Secured Obligation” means any obligation secured by this Deed of Trust which is required to be performed by any Borrower under the Loan Agreement other than Grantor.
Section 10.2    Rights of Beneficiary. Grantor authorizes Beneficiary to perform any or all of the following acts at any time in its sole discretion, all without notice to Grantor and without affecting Beneficiary’s rights or Grantor’s obligations under this Deed of Trust:
(a)    Beneficiary may alter any terms of the Third Party Secured Obligations or any part of them, including renewing, compromising, modifying, extending or accelerating, terminating early, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Third Party Secured Obligations or any part of them.
(b)    Beneficiary may enforce or forbear from enforcing the Third Party Secured Obligations on a net or gross basis.
(c)    Beneficiary may take and hold security for the Third Party Secured Obligations, accept additional or substituted security for that obligation, and subordinate, exchange, enforce, waive, release, reconvey, compromise, fail to perfect and sell or otherwise dispose of any such security.
(d)    Beneficiary may direct the order and manner of any sale of all or any part of any security now or later to be held for the Third Party Secured Obligations, and Beneficiary may also bid at any such sale and may apply all or any part of the Third Party Secured Obligations against the amount so bid.
(e)    Beneficiary may apply any payments or recoveries from Borrower (or any of them), Grantor or any other source, and any proceeds of any security, to the Third Party Secured Obligations in such manner, order and priority as Beneficiary may elect, whether that obligation is secured by this Deed of Trust or not at the time of the application.
(f)    Beneficiary may substitute, add or release any Borrower, guarantors or endorsers.
(g)    In addition to the Third Party Secured Obligation, Beneficiary may extend other credit to any Borrower, and may take and hold security for the credit so extended, whether or not such security is also security for the Third Party Secured Obligations, all without affecting Beneficiary’s rights or Grantor’s liability under this Deed of Trust.
Section 10.3    Deed of Trust to be Absolute.
Grantor expressly agrees that until the earlier of (i) the release and reconveyance of this Deed of Trust in accordance with Section 9.29 of the Loan Agreement, or (ii) the date that the Third Party Secured Obligations are paid and performed in full, and each and every term, covenant and condition of this Deed of Trust is fully performed, Grantor shall not be released by or because of:

(a)    Any act or event which might otherwise discharge, reduce, limit or modify Grantor’s obligations under this Deed of Trust;
(b)    Any waiver, extension, modification, forbearance, delay or other act or omission of Beneficiary, or the failure by Beneficiary to proceed promptly or otherwise against any Borrower, Grantor or any security;
(c)    Any action, omission or circumstance which might increase the likelihood that Grantor may be called upon to perform under this Deed of Trust or which might affect the rights or remedies of Grantor against any Borrower; or
(d)    Any Borrower becoming insolvent or subject to any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (an “Insolvency Proceeding”) and as a result thereof some or all of the Third Party Secured Obligations being terminated, rejected, discharged, modified or abrogated.
This Deed of Trust shall remain in full force and effect without regard to, and shall not be affected or impaired, by any invalidity, irregularity or unenforceability, in whole or in part (including with respect to any netting provision) of any Loan Document or Swap Contract or any limitation on the liability of any Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or in the future be caused or imposed in any manner whatsoever. Grantor hereby acknowledges that absent this Section 10.3, Grantor might have a defense to the enforcement of this Deed of Trust as a result of one or more of the foregoing acts, omissions, agreements, waivers or matters. Grantor hereby expressly waives and surrenders any defense to any liability under this Deed of Trust based upon any of such acts, omissions, agreements, waivers or matters. It is the express intent of Grantor that Grantor’s obligations under this Deed of Trust are and shall be absolute, unconditional and irrevocable.
Section 10.4    Grantor’s Waivers.
Grantor waives:
(a)    All statutes of limitations as a defense to any action or proceeding brought against Grantor by Beneficiary, to the fullest extent permitted by law;
(b)    Any right it may have to require Beneficiary to proceed against any Borrower or any other party, proceed against or exhaust any security held from any Borrower or any other party, or pursue any other remedy in Beneficiary’s power to pursue;
(c)    To the extent permitted by applicable law, the benefit of all laws now existing or which may hereafter be enacted providing for any appraisement, valuation, stay, extension, redemption or moratorium;
(d)    All rights of marshaling in the event of foreclosure;
(e)    Any defense based on any claim that Grantor’s obligations exceed or are more burdensome than those of any other Borrower;

(f)    Any defense based on: (i) any legal disability of any Borrower, (ii) any release, discharge, modification, impairment or limitation of the liability of any Borrower to Beneficiary from any cause, whether consented to by Beneficiary or arising by operation of law or from any Insolvency Proceeding, and (iii) any rejection, disallowance or disaffirmance of any of the Third Party Secured Obligations, or any part of them, or any security held for any of them, in any such Insolvency Proceeding;
(g)    Any defense based on any action taken or omitted by Beneficiary in any Insolvency Proceeding involving any Borrower, including. without limitation, filing, defending, settling or obtaining a judgment or order on any proof of claim or any adversary proceeding, making any election to have Beneficiary’s claim allowed as being secured, partially secured or unsecured, including any election under 11 U.S.C. Section 1111(b), seeking relief from the automatic stay or adequate protection, including submitting an appraisal of any security, voting to reject or accept or failing to vote on any reorganization plan, making any extension of credit by Beneficiary to any Borrower in any Insolvency Proceeding, and the taking and holding by Beneficiary of any security for any such extension of credit, whether or not such security is also security for the Third Party Secured Obligations;
(h)    All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Deed of Trust and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind (other than notices expressly provided for under this Deed of Trust or under the Loan Agreement);
(i)    Any defense based on or arising out of any defense that any Borrower may have to the payment or performance of the Third Party Secured Obligations or any part of them other than payment and performance in full; and
(j)    Without limiting the generality of the foregoing, any rights, defenses or remedies Grantor may have under (A) Section 17.001 of the Texas Civil Practice and Remedies Code, Texas Rule of Civil Procedure 31, and Chapter 43 of the Texas Civil Practice and Remedies Code, entitled Principal and Surety, including notice, discharge, levy and subrogation, and (B) Sections 51.003 through 51.005 of the Texas Property Code, relating to deficiency judgments.
Section 10.5    Grantor’s Additional Waivers.
Grantor waives:
(a)    The obligations of Grantor hereunder are independent of the obligations of any other Borrower, and a separate action or actions may be brought against Grantor whether or not action or suit is brought against any other Borrower or any other Borrower is joined in any such action or actions. At the option of Beneficiary, Grantor may be joined in any action or proceeding commenced by Beneficiary against any other Borrower in connection with or based on the Third Party Secured Obligations or any security therefor, and recovery may be had against Grantor in such action or proceeding without any requirement that Beneficiary first assert, prosecute or exhaust any remedy or claim against any other Borrower.
(b)    Upon the occurrence and during the continuance of any Event of Default under any of the Loan Documents, Beneficiary in its sole discretion, without prior notice to or consent of

Grantor, may elect to: (i) foreclose either judicially or nonjudicially against any real or personal property security that Beneficiary may hold for the Third Party Secured Obligations other than the Property hereby encumbered, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust any of the Third Party Secured Obligations or any part of them or make any other accommodation with any other Borrower or Grantor, or (iv) exercise any other remedy against any Borrower or any security other than the Property hereby encumbered. With respect to security other than the Property hereby encumbered, no such action by Beneficiary shall release or limit the liability of Grantor, who shall remain liable under this Deed of Trust after the action, even if the effect of the action is to deprive Grantor of any subrogation rights, rights of indemnity, rights of contribution, or other rights to collect reimbursement from any Borrower for any recovery by Beneficiary against Grantor, whether contractual or arising by operation of law or otherwise. After any foreclosure or deed in lieu of foreclosure of any real or personal property pledged to secure any of the Third Party Secured Obligations, Grantor shall under no circumstances be deemed to have any right, title, interest or claim in or to such property, whether it is held by Beneficiary or any third party.
(c)    Regardless of whether Beneficiary may have recovered against Grantor, Grantor hereby waives, to the extent permitted by applicable law: (i) all rights of subrogation, all rights of indemnity, and any other rights to collect reimbursement or contribution from any other Borrower or any other party for any recovery by Beneficiary against Grantor, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise (collectively, “Reimbursement Rights”), (ii) all rights to enforce any remedy that Beneficiary may have against any other Borrower, and (iii) all rights to participate in any security now or later to be held by Beneficiary for the Third Party Secured Obligations. To the extent Grantor’s waiver of Reimbursement Rights is found by a court of competent jurisdiction to be void or voidable for any reason, any Reimbursement Rights Grantor may have against any other Borrower or any collateral or security shall be junior and subordinate to any rights Beneficiary may have against such Borrower and to all right, title and interest Beneficiary may have in any such collateral or security. If any amount should be paid to Grantor on account of any Reimbursement Rights at any time when any the Third Party Secured Obligations have not been paid in full, such amount shall be held in trust for Beneficiary and shall immediately be paid over to Beneficiary to be credited and applied against the Third Party Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. The covenants and waivers of Grantor set forth in this Section 10.5(c) shall be effective until all of the Third Party Secured Obligations have been paid and performed in full and are made solely for the benefit of Beneficiary.
(d)    To the extent applicable, Grantor waives any rights and defenses described in Section 2856(a) of the California Civil Code that are or may become available to Grantor, including, without limitation, any rights and defenses by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.
(e)    To the extent applicable Grantor waives all rights and defenses that Grantor may have because any of the Third Party Secured Obligations may be secured by real property other than the Property hereby encumbered. This means, among other things:

(i)    Beneficiary or any Lender may collect from Grantor (including enforcing this Deed of Trust against Grantor) without first foreclosing on any real or personal property collateral pledged by any Borrower;
(ii)    If Beneficiary forecloses on any real property collateral pledged by any Borrower:
(A)    The amount of the Third Party Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(B)    Beneficiary or any Lender may collect from Grantor (including enforcing this Deed of Trust against Grantor) even if Beneficiary or any Lender, by foreclosing on the real property collateral pledged by any Borrower, has destroyed any right Grantor may have to collect from such Borrower.
This Section 10.5(e) is an unconditional and irrevocable waiver, to the extent applicable, of any rights and defenses Grantor may have because any of the Third Party Secured Obligations may be secured by real property other than the Property hereby encumbered. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.
(f)    Without limiting the generality of the foregoing Section 10.5(e), Grantor understands and acknowledges that if Beneficiary or any Lender forecloses judicially or nonjudicially against any real property securing any of the Third Party Secured Obligations other than the Property hereby encumbered, that foreclosure could impair or destroy any ability that Grantor may have to seek reimbursement, contribution or indemnification from any Borrower or others based on any Reimbursement Right Grantor may have for any recovery by Beneficiary under this Deed of Trust. Grantor further understands and acknowledges that in the absence of this Section 10.5, such potential impairment or destruction of Grantor’s rights, if any, may, to the extent applicable, entitle Grantor to assert a defense to this Deed of Trust based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal.App.2d 40 (1968). By executing this Deed of Trust, Grantor freely, irrevocably and unconditionally: (i) waives and relinquishes, to the extent applicable, that defense and agrees that Grantor will be fully liable under this Deed of Trust even though Beneficiary or any Lender may foreclose judicially or nonjudicially against any real property security for the Third Party Secured Obligations other than the Property; (ii) agrees that Grantor will not assert that defense in any action or proceeding which Beneficiary or any Lender may commence to enforce this Deed of Trust; (iii) acknowledges and agrees that the rights and defenses waived by Grantor under this Deed of Trust include any right or defense that Grantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Beneficiary and each Lender is relying on this waiver in extending credit to Borrowers in the form of the Third Party Secured Obligations, and that this waiver is a material part of the consideration which Beneficiary and each Lender is receiving for extending such credit to Borrowers.

(g)    Grantor waives, to the extent applicable, any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure of any property other than the Property hereby encumbered.
(h)    No provision or waiver in this Deed of Trust shall be construed as limiting the generality of any other provision or waiver contained in this Deed of Trust.
Section 10.6    Revival and Reinstatement.
If Beneficiary is required to pay, return or restore to any Borrower or any other person any amounts previously paid on any of the Third Party Secured Obligations because of any Insolvency Proceeding of any Borrower, any stop notice or any other reason, the obligations of Grantor shall be reinstated and revived and the rights of Beneficiary shall continue with regard to such amounts, all as though they had never been paid, and this Deed of Trust shall continue to be effective or be reinstated, as the case may be.
Section 10.7    Information Regarding Borrowers.
Grantor represents that: (a) Beneficiary has not made any representation to Grantor as to the creditworthiness of any Borrower, and (b) no oral promises, assurances, representations or warranties have been made by or on behalf of Beneficiary to induce Grantor to execute and deliver this Deed of Trust. Grantor has received and approved copies of all other requested Loan Documents. Before signing this Deed of Trust, Grantor investigated the financial condition and business operations of each other Borrower and such other matters as Grantor deemed appropriate to assure itself of each such Borrower’s ability to discharge its obligations in connection with the Third Party Secured Obligations. Grantor assumes full responsibility for that due diligence and for keeping informed of all matters which may affect any Borrower’s ability to pay and perform its obligations to Beneficiary. Beneficiary has no any duty to disclose to Grantor any information which Beneficiary may have or receive about any Borrower’s financial condition or business operations or any other circumstances bearing on any Borrower’s ability to perform.
Section 10.8    Counsel; Integration; Miscellaneous.
Grantor acknowledges that Grantor has had adequate opportunity to carefully read this Deed of Trust and to consult with an attorney of Grantor’s choice prior to signing it. No consent, approval or authorization of or notice to any person or entity is required in connection with Grantor’s execution of and obligations under this Deed of Trust, and Grantor acknowledges its execution and delivery of this Deed of Trust is made voluntarily without any duress or undue influence of any kind. No course of prior dealing, usage of trade, parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. This Deed of Trust is intended by the parties to be a fully integrated and final expression of their agreement. This Deed of Trust and the other Loan Documents incorporate all negotiations of the parties and constitute the parties’ entire agreement. Grantor acknowledges that is relying on no written or oral agreement, representation, warranty or understanding of any kind made by Beneficiary, or any employee, attorney or agent of Beneficiary, except for the agreements of Beneficiary set forth herein and in the Loan Documents.

[Signatures appear on following page.]

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed as of the day and year first written above.
GRANTOR:

KBSIII LEGACY TOWN CENTER, LLC,
a Delaware limited liability company

By:    KBSIII REIT ACQUISITION III, LLC,
a Delaware limited liability company,
its sole member

By:    KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:    KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:    KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:     /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

S-1

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California

County of Orange

On September 13, 2017        before me, K.Godin                , Notary Public,
(here insert name of the officer)
personally appeared         Charles J. Schreiber, Jr.             who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature     /s/ K. Godin            (Seal)

EXHIBIT A
Legal Description

REAL PROPERTY IN THE CITY OF PLANO, COUNTY OF COLLIN, STATE OF TEXAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TRACT I, PARCEL A: (Fee)

BEING LOT 1, BLOCK 1, ONE LINCOLN AT LEGACY TOWN CENTER, AN ADDITION TO THE CITY OF PLANO, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME N, PAGE 860, PLAT RECORDS, COLLIN COUNTY, TEXAS.

TRACT I, PARCEL B: (Easement Estate)

NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF TRACT 1, PARCEL A AS CREATED BY RECIPROCAL PARKING EASEMENT AND MAINTENANCE AGREEMENT (THE “REA”) DATED 06/20/2001, BETWEEN LETCHI, LIMITED, AND LINCOLN-TOWN CENTER, LTD., FILED 06/21/2001, RECORDED IN VOLUME 4944, PAGE 2560, REAL PROPERTY RECORDS, COLLIN COUNTY, TEXAS, FOR ACCESS OVER THE COMMON AREAS (AS DEFINED IN THE REA) OF THE LETCHI PARCEL (AS DEFINED IN THE REA) AND FOR PARKING IN THE LETCHI GARAGE (AS DEFINED IN THE REA).

TRACT II, PARCEL A: (Fee)

BEING LOT 1R, BLOCK A, OF SECOND RE-PLAT OF LOT 1R, BLOCK A, OF TWO LEGACY TOWN CENTER, AN ADDITION TO THE CITY OF PLANO, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN CABINET 2006, SLIDE 284, PLAT RECORDS OF COLLIN COUNTY, TEXAS; PREVIOUSLY BEING LOT 1R, BLOCK A, TWO LEGACY TOWN CENTER, AN ADDITION TO THE CITY OF PLANO, TEXAS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME N, PAGE 861, PLAT RECORDS, COLLIN COUNTY, TEXAS.

TRACT II, PARCEL B: (Easement Estate)

NON-EXCLUSIVE EASEMENT AS CREATED BY INGRESS AND EGRESS EASEMENT AGREEMENT (THE “IEA”) DATED 9/30/2004, BETWEEN EDS INFORMATION SERVICES L.L.C., AND LINCOLN-TOWN CENTER, LTD., FILED 10/1/2004, RECORDED IN VOLUME 5765, PAGE 2572, REAL PROPERTY RECORDS, COLLIN COUNTY, TEXAS.

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